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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 1999 relating to the financial statements , which appears in the 1998 Annual Report to Shareholders of Nashua Corporation, which is incorporated by reference in Nashua Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 5, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


                                                 /s/ PricewaterhouseCoopers LLP

                                                 PricewaterhouseCoopers LLP
Boston, Massachusetts
October 8, 1999